Exhibit 99.1
For Immediate Release
Energy West, Incorporated Announces New Management Team
For additional information or clarification, please contact: James W. Garrett,
President and Chief Operating Officer, at 1-406-791-7500
Energy West, Incorporated Announces New Management Team
Great Falls, Mont., November 19, 2007/PRNewswire — First Call/ — ENERGY WEST, INCORPORATED, (NASDAQ: EWST — News), a natural gas and energy marketing company, today announced several changes in its management team.
Energy West will be led by Richard M. Osborne as Chief Executive Officer. Mr. Osborne has served as Energy West’s Chairman of the Board of Directors since November 2005 and will play a key role in implementing Energy West’s future growth strategy. Joining Mr. Osborne on Energy West’s management team are James W. Garrett, who will serve as President and Chief Operating Officer, Thomas J. Smith as Vice President and Chief Financial Officer and Rebecca Howell as Corporate Secretary.
Mr. Garrett brings more than 22 years of experience in the gas utility and energy industry to Energy West, including service as vice president — investor relations of Consolidated Natural Gas Co., an international gas utility that was merged with Dominion Resources, Inc. in 1999, and division manager of East Ohio Gas Company, the largest gas distribution subsidiary of Dominion Resources. Mr. Garrett has also served as manager — financial planning of American Gas Association, an organization that represents energy utility companies that delivers natural gas, and as an engineer at Marathon Oil Company, a leading integrated energy company. Mr. Garrett is a Registered Professional Engineer and Certified Financial Planner.
Mr. Smith had been serving as Energy West’s Interim President and will remain a member of the Board of Directors. Mr. Smith’s background includes a serving as president of several local distribution companies, or LDCs.
“We are confident that we have assembled the management team that Energy West needs to implement its strategic and operational goals going forward,” said Mr. Osborne. “We are pleased to have a skilled executive of Jim’s caliber join Energy West and provide a fresh viewpoint. We are also pleased that Tom will fill a very important role as CFO and that Energy West will continue to benefit from his strategic input.”

“I welcome the opportunity of working with the team at Energy West to build on the company’s past successes to benefit customers, employees and shareholders,” said Mr. Garrett.
About Energy West
Energy West, Incorporated distributes and sells natural gas to end-use residential, commercial, and industrial customers in the United States. It distributes approximately 8.4 billion cubic feet of natural gas to approximately 35,000 customers through regulated and unregulated utilities operating in and around Great Falls and West Yellowstone, in Montana, and Cody in Wyoming and Elkin in North Carolina. The Company markets approximately 2.5 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming on an unregulated basis. The Company also has an ownership interest in 165 natural gas producing wells and gas gathering assets. In addition, the Company owns the Shoshone interstate and the Glacier gathering pipeline located in Montana and Wyoming. The Company’s Montana public utility was originally incorporated in 1909 and is headquartered in Great Falls, Montana.
Safe Harbor Regarding Forward-Looking Statements
Energy West is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Energy West. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to the Company’s ability to implement its business plan, fluctuating energy commodity prices, the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks, risks associated with contracts accounted for as derivatives and various other matters, many of which are beyond the Company’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
For additional information or clarification respecting Energy West, please contact: James W. Garrett, President and Chief Operating Officer, at 1-406-791-7500.

The Company’s toll-free number is 1-800-570-5688. The Company’s web address is www.energywest.com. The Company’s address is P.O. Box 2229, Great Falls, Montana 59403-2229.